Exhibit 99.1
EMPLOYMENT AGREEMENT
     This Employment Agreement (the “Agreement”) is entered into on July 6, 2009, by and between John D. Kavazanjian, an individual (“Executive”) and Ultralife Corporation, a Delaware corporation (the “Company”).
Recitals
     WHEREAS, the Company and Executive desire to establish an agreement pursuant to which Executive will be retained as the President and Chief Executive Officer of the Company, effective July 6, 2009, and to provide for Executive’s employment by the Company upon the terms and conditions set forth herein.
Agreement
     Now, Therefore, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:
     1. Employment. Executive will serve as President and Chief Executive Officer of the Company for the Employment Term specified in Section 2 below. Executive will report to the Board of Directors of the Company (the “Board”), and Executive will render such services, consistent with the foregoing role, as the Board may from time to time direct.
     2. Term. The employment of Executive pursuant to this Agreement shall continue from the effective date noted in the Recitals through the end of the calendar year (the “Employment Term”), unless extended or earlier terminated as provided in this Agreement. The Employment Term shall automatically be extended for additional one-year periods commencing on January 1 of each year and continuing each year thereafter, unless either Executive or the Company gives the other written notice, in accordance with Section 12(a) and at least ninety (90) days prior to the then scheduled expiration of the Employment Term, of such party’s intention not to extend the Employment Term.
     3. Salary. As compensation for the services rendered by Executive under this Agreement, the Company shall pay to Executive a base salary initially equal to $420,000 per year (“Base Salary”) for calendar year 2009, payable to Executive in accordance with the Company’s payroll practices. The Base Salary shall be subject to adjustment by the Board but may not be decreased unless it is part of a strategic measure required by the Company to meet deteriorating financial or economic conditions.
     4. Bonus. In addition to his Base Salary, Executive shall be entitled to participate in the Company’s executive bonus program. Bonuses shall be paid in accordance with the guidelines set forth under the bonus program but in all events a bonus shall be paid between January 1 and December 31 of the year following the year in which the bonus is earned.

     5. Executive Benefits.
          (a) Employee and Executive Benefits. Executive will be entitled to receive all benefits provided to senior executives, executives and employees of the Company generally, provided that in respect to each such plan Executive is otherwise eligible and insurable in accordance with the terms of such plans.
          (b) PTO and Sabbatical. Executive shall be entitled to Paid Time Off, holidays and sabbatical in accordance with the policies of the Company as they exist.
     6. Severance Benefits.
          (a) At Will Employment. Executive’s employment shall be “at will.” Either the Company or Executive may terminate this Agreement and Executive’s employment at any time, with or without Business Reasons (as defined in Section 7(a) below), in its or his sole discretion, upon sixty (60) days’ prior written notice of termination.
          (b) Involuntary Termination. If at any time during the term of this Agreement, other than following a Change in Control to which Section 6(c) applies, the Company terminates the employment of Executive without Business Reasons or a Constructive Termination occurs, then Executive shall be entitled to receive the following:
               (i) salary and the cash value of any accrued Paid Time Off (consistent with the Company’s Paid Time Off policies then in effect) through the Termination Date plus continued salary for a period of twenty-four (24) months following the Termination Date, payable in accordance with the Company’s regular payroll schedule as in effect from time to time,
               (ii) an amount equal to the average of the bonuses paid to Executive during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to Executive’s then current annual target bonus, to be paid between January 1 and December 31 of the year following the year in which the termination occurs,
               (iii) acceleration of vesting of all outstanding stock options and other equity arrangements (including but not limited to restricted stock, stock appreciation rights, and such instruments) subject to vesting and held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier),
               (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of 18 months after the Termination Date or such longer period as may be applicable under the Company’s policies then in effect, provided the Executive makes the appropriate election and payments, and

               (v) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control.
          (c) Change in Control. If at any time during the term of this Agreement a “Change in Control” occurs (as defined below), and the Company terminates the employment of Executive without Business Reasons or a Constructive Termination occurs within eighteen (18) months of the date of the Change in Control, then Executive shall be entitled to receive the following:
               (i) salary and the cash value of any accrued Paid Time Off (consistent with the Company’s Paid Time Off policies then in effect) through the Termination Date plus an amount equal to twenty-four (24) months of Executive’s salary as then in effect, payable immediately upon the Termination Date,
               (ii) an amount equal to the greater of the average of the bonuses paid to Executive during the two preceding fiscal years or Executive’s then current annual target bonus, to be paid between January 1 and December 31 of the year following the year in which the termination occurs,
               (iii) acceleration in full of vesting of all outstanding stock options and other equity arrangements (including but not limited to restricted stock, stock appreciation rights, and such instruments) subject to vesting and held by Executive (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier),
               (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of eighteen (18) months after the Termination Date, and
               (v) no other compensation, severance or other benefits.
Payment of benefits shall be accelerated and the severance payments under Section 6(c)(i) shall be made in a lump sum upon a Change in Control only if such Change in Control constitutes a “change in control” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and official guidance issued thereunder (collectively “Section 409A”). If such acceleration and payment is not permissible, no acceleration will occur and the severance payments shall be made in accordance with Section 6(b)(i).
               (vi) Limitation on Parachute Payments. The Executive’s severance payments and other benefits to be received in connection with a Change in Control under this Agreement or otherwise (commonly referred to collectively as “parachute payments”) are capped at no more than three times his average annual compensation for the previous five years to the extent necessary for him not to incur excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) and for the Company not to have its deduction limited under Section 280G of the Code. In the event that the parachute payments to be received by the Executive need to be reduced to comply with the foregoing limitation, the Company shall determine which parachute payments shall be reduced and the extent of each reduction, each in a manner that will not cause a violation of Section 409A. If it is subsequently determined that the parachute payments actually received by the Executive exceed the foregoing limitation, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the excess.
          (d) Termination for Disability. If at any time during the term of this Agreement, other than following a Change in Control to which Section 6(c) applies, Executive shall become unable to perform his duties as an employee as a result of incapacity, which gives rise to termination of employment for Disability, then Executive shall be entitled to receive the following:
               (i) salary and the cash value of any accrued Paid Time Off (consistent with the Company’s PTO policies then in effect) through the Termination Date plus continued salary for a period of twenty-four (24) months following the Termination Date, payable in accordance with the Company’s regular payroll schedule as in effect from time to time,
               (ii) an amount equal to the annual target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), to be paid between January 1 and December 31 of the year following the year in which the termination occurs,
               (iii) acceleration in full of vesting of all outstanding stock options held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier),
               (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of 18 months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect, provided Executive makes the appropriate election and payments, and
               (v) no other compensation, severance or other benefits, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control. Notwithstanding the foregoing, however, the Company may deduct from the salary specified in clause (i) hereof the amount of any payments then received by Executive under any disability benefit program maintained by the Company to the extent permissible under Section 409A.
          (e) Voluntary Termination or Involuntary Termination for Business Reasons. If (A) Executive voluntarily terminates his employment (other than in the case of a Constructive Termination), or (B) Executive is terminated involuntarily for Business Reasons, then in any such event Executive or his representatives shall be entitled to receive the following: (i) salary and the cash value of any accrued Paid Time Off (consistent with the Company’s PTO policies then in effect) through the Termination Date only, (ii) the right to exercise, for ninety (90) days following the Termination Date, or through the original expiration date of the stock options, if earlier, all stock options held by Executive, but only to the extent vested as of the Termination Date, (iii) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive, Executive’s spouse and any dependent children, at Executive’s cost, for a period of eighteen (18) months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect, provided Executive makes the appropriate election and payments, and (iv) no other compensation, severance, or other benefits.
          (f) Termination Upon Death. If Executive’s employment is terminated because of death, then Executive’s representatives shall be entitled to receive the following:
               (i) salary and the cash value of any accrued Paid Time Off (consistent with the Company’s PTO policies then in effect) through the Termination Date,
               (ii) an amount equal to the annual target bonus for the fiscal year in which the Termination Date occurs (plus any unpaid bonus from the prior fiscal year), to be paid between January 1 and December 31 of the year following the year in which the termination occurs,
               (iii) except in the case of any such termination following a Change in Control to which Section 6(c) applies, acceleration in full of vesting of all outstanding stock options and other equity arrangements (including but not limited to restricted stock, stock appreciation rights, and such instruments) subject to vesting and held by Executive subject to the provision, however, that the acceleration shall not cover more than two (2) years from the Termination Date (and in this regard, all such options and other exercisable rights held by Executive shall remain exercisable for one year following the Termination Date, or through the original expiration date of the stock options or other exercisable rights, if earlier),
               (iv) to the extent COBRA shall be applicable to the Company, continuation of health benefits for Executive’s spouse and any dependent children, at their cost, for a period of eighteen (18) months after the Termination Date, or such longer period as may be applicable under the Company’s policies then in effect provided Executive’s estate makes the appropriate election and payments,
               (v) any benefits payable to Executive or his representatives upon death under insurance or other programs maintained by the Company for the benefit of the Executive, and
               (vi) no further benefits or other compensation, except only that this provision shall not limit any benefits otherwise available to Executive under Section 6(c) in the case of a termination following a Change in Control.
          (g) Exclusivity. The provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, either at law, tort or contract, in equity, or under this Agreement, in the event of any termination of Executive’s employment. Executive shall be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in paragraph (b), (c), (d), (e) or (f) of this Section 6, whichever shall be applicable and those benefits required to be provided by law.
          (h) Termination. The word “termination” and any variant thereof with respect to the Executive’s employment shall mean a “separation from service” within the meaning provided by Section 409A. Payments provided for under this Section 6 are contingent upon a termination satisfying this definition.
     7. Definition of Terms. The following terms referred to in this Agreement shall have the following meanings:
          (a) Business Reasons. “Business Reasons” means (i) gross negligence, willful misconduct or other willful malfeasance by Executive in the performance of his duties, (ii) Executive’s conviction of a felony, or an other criminal offense involving moral turpitude, (iii) Executive’s material breach of this Agreement, including without limitation any repeated breach of Section 8 hereof or of any provision of any confidentiality, non-disclosure or non-competition agreements between the Company and Executive, provided that, in the case of any such breach, the Board provides written notice of breach to the Executive, specifically identifying the manner in which the Board believes that Executive has materially breached this Agreement, and Executive shall have the opportunity to cure such breach to the reasonable satisfaction of the Board within thirty (30) days following the delivery of such notice. For purpose of this paragraph, no act or failure to act by Executive shall be considered “willful” unless done or omitted to be done by Executive in bad faith or without reasonable belief that Executive’s action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The Board must notify Executive of any event constituting Business Reasons within ninety (90) days following the Board’s actual knowledge of its existence (which period shall be extended during the period of any reasonable investigation conducted in good faith by or on behalf of the Board) or such event shall not constitute Business Reasons under this Agreement.
          (b) Disability. “Disability” shall mean that Executive has been unable to perform his duties as an employee as the result of his incapacity due to physical or mental illness, and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive’s legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least sixty (60) days written notice by the Company of its intention to terminate Executive’s employment. In the event that Executive resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.
          (c) Termination Date. “Termination Date” shall mean (i) if this Agreement is terminated on account of death, the date of death; (ii) if this Agreement is terminated for Disability, the date specified in Section 7(b); (iii) if this Agreement is terminated by the Company, the date which is indicated in a notice of termination is given to Executive by the

Company in accordance with Sections 6(a) and 9; (iv) if the Agreement is terminated by Executive, the date which is indicated in a notice of termination given to the Company by Executive in accordance with Sections 6(a) and 9(a); or (v) if this Agreement expires by its terms, then the last day of the term of this Agreement.
          (d) Constructive Termination. A “Constructive Termination” shall be deemed to occur if (A) (1) Executive’s position changes as a result of an action by the Company such that (w) Executive shall no longer be President and Chief Executive Officer of the Company, (x) Executive shall have duties and responsibilities demonstrably less than those typically associated with a President and Chief Executive Officer or (y) Executive shall no longer report directly to the Board or (2) Executive is required to relocate his place of employment, other than a relocation within fifty (50) miles of Executive’s current residence or the Company’s current Newark, New York headquarters, (3) there is a reduction in Executive’s base salary or target bonus other than any such reduction consistent with a general reduction of pay across the executive staff as a group, as an economic or strategic measure due to poor financial performance by the Company or (4) there occurs any other material breach of this Agreement by the Company (other than a reduction of Executive’s base salary or target bonus which is not described in the immediately preceding clause (3) after a written demand for substantial performance is delivered to the Board by Executive which specifically identifies the manner in which Executive believes that the Company has materially breached this Agreement, and the Company has failed to cure such breach to the reasonable satisfaction of Executive within thirty (30) days following the delivery of such notice and (B) within the ninety (90) day period immediately following an action described in clauses (A)(1) through (4), Executive elects to terminate his employment voluntarily.
          (e) Change in Control. A “Change in Control” shall be deemed to have occurred if:
               (i) any “Person,” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or (iii) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 51% or more of the combined voting power of the Company’s then-outstanding securities;
               (ii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity;

               (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;
               (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Change in Control has occurred; or
               (v) a majority of the Board is replaced in a 12-month period by directors whose appointment or election was not endorsed by a majority of the Board before their appointment or election.
     8. No Conflicts.
          (a) Executive agrees that in his individual capacity he will not enter into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, distributor, wholesaler, sales representative, representative group or customer, relating to the business of the Company or any of its subsidiaries, without the express written consent of the Company.
          (b) As long as Executive is employed by the Company or any of its subsidiaries, Executive agrees that he will not, except with the express written consent of the Company, become engaged in, render services for, or permit his name to be used in connection with, any for-profit business other than the business of the Company, any of its subsidiaries or any corporation or partnership in which the Company or any of its subsidiaries have an equity interest.
     9. Miscellaneous Provisions.
          (a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing, shall be effective when given, and in any event shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) three (3) business days after deposit in the U.S. mail, if mailed by U.S. registered or certified mail, return receipt requested, or (iii) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, if so delivered, freight prepaid. In the case of Executive, notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Corporate Secretary.
          (b) Notice of Termination. Any termination by the Company or Executive shall be communicated by a notice of termination to the other party hereto given in accordance with paragraph (a) hereof. Such notice shall indicate the specific termination provision in this Agreement relied upon.
          (c) Successors.
               (i) Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall be entitled to assume the rights and shall be obligated to assume the obligations of the Company under this Agreement and shall agree to perform the Company’s obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this subsection (i) or which becomes bound by the terms of this Agreement by operation of law.
               (ii) Executive’s Successors. The terms of this Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
               (iii) No Other Assignment of Benefits. Except as provided in this Section 9(c), the rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this subsection (iii) shall be void.
          (d) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
          (e) Entire Agreement. This Agreement shall supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) between the parties with respect to the subject matter hereof.
          (f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
          (g) Arbitration and Governing Law. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Rochester, New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. No party shall be entitled to seek or be awarded punitive damages. All attorneys fees and costs shall be allocated or apportioned as agreed by the parties or, in the absence of an agreement, in such manner as the arbitrator or court shall determine to be appropriate to reflect the final decision of the deciding body as compared to the initial positions in arbitration of each party. This Agreement shall be construed in accordance with and governed by the laws of the State of New York as they apply to contracts entered into and wholly to be performed within such State by residents thereof.

          (h) Employment Taxes. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
          (i) Indemnification. In the event Executive is made, or threatened to be made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Executive is or was a director or officer of the Company or serves or served any other entity of which the Company owns 50% or more of the equity in any capacity, Executive shall be indemnified by the Company, and the Company shall pay Executive’s related expenses when and as incurred, all to the full extent permitted by law, pursuant to Executive’s existing indemnification agreement with the Company, if any, in the form made available to all Executive and all other officers and directors or, if it provides greater protection to Executive, to the maximum extent allowed under the law of the State of the Company’s incorporation.
          (j) Legal Fees. The Company will pay directly the reasonable fees and expenses of counsel retained by Executive in connection with the preparation, negotiation and execution of this Agreement.
          (k) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
          (l) Six Month Waiting Period. Notwithstanding anything to the contrary, to the extent that any payments under this Agreement are subject to a six-month waiting period under Section 409A, any such payments that would be payable before the expiration of six months following the Executive’s separation from service but for the operation of this sentence shall be made during the seventh month following the Executive’s separation from service.
          (m) Reimbursement of Expenses. Reimbursements under this Agreement shall only be made for expenses incurred during the term of this Agreement. Any reimbursements made under this Agreement shall be made by the end of the year following the year in which the expense was incurred, and the amount of the reimbursable expenses or in-kind benefits provided in one year shall not increase or decrease the amount of reimbursable expenses or in-kind benefits provided in a subsequent year. In order to receive reimbursements under this Agreement, the Executive shall provide any required supporting documentation by a date reasonably specified by the Company in accordance with the deadlines set forth in this section.
          (n) Section 409A of the Code. It is intended that the payments and benefits provided for by this Agreement comply with the requirements of Section 409A, and this Agreement shall be administered and interpreted in a manner consistent with such intention.
[signature page follows]

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

ULTRALIFE CORPORATION
By:	/s/ Daniel W. Christman
Daniel W. Christman
Chair of Compensation and Management Committee

John D. Kavazanjian
/s/ John D. Kavazanjian
John D. Kavazanjian